Monaker Group, Inc. 10-Q

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Monaker Group, Inc. (the “Company”), on Form 10-Q for the quarter ended November 30, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Mr. Sirapop “Kent” Taepakdee, Principal Accounting/Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the quarter ended November 30, 2019, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Quarterly Report on Form 10-Q for the quarter ended November 30, 2019, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2020	By: /s/ Mr. Sirapop “Kent” Taepakdee
Mr. Sirapop “Kent” Taepakdee
Controller
(Principal Accounting/Financial Officer) Monaker Group, Inc.